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                                                                    EXHIBIT 23.1


[DELOITTE & TOUCHE LOGO]




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-37911 and 333-03033 of Cade Industries, Inc. on Form S-8 of our report dated February 10, 1998, appearing in the Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of Cade Industries, Inc. for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

March 25, 1998
Lansing, Michigan